UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735 (Commission File Number)	20-8753132 (IRS Employer Identification No.)

27 DryDock Avenue, 2nd Floor
Boston, MA 02210
(Address of principal executive offices and zip code)

(212) 796-8170
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.                     Entry into a Material Definitive Agreement.

On February 12, 2016, MetaStat, Inc. (the “Company”) entered into an OID note purchase agreement (the “Purchase Agreement”) with various accredited investors, including one of its existing institutional investors, Dolphin Offshore Partners, L.P. (“Dolphin” and collectively, the “Investors”). Pursuant to the Purchase Agreement, the Company may issue and sell OID promissory notes (the “OID Notes”) up to an aggregate purchase price of up to $1,000,000 (the “Purchase Price”) and warrants (the “Warrants”) to purchase 7,273 shares of the Company’s common stock (the “Common Stock”) for every $100,000 of Purchase Price. The OID Notes shall have an initial principal balance equal to 120% of the Purchase Price (the “OID Principal Amount”).  Proceeds from the private placement (the “Private Placement”) of the OID Notes and Warrants will be used for working capital and general corporate purposes. The Company consummated the initial closing pursuant to the Purchase Agreement on February 12, 2016 (the “Initial Closing”) and an additional closing on February 16, 2016.  Pursuant to these closings, the Company received an aggregate Purchase Price of $350,000 and issued OID Notes in the aggregate OID Principal Amount of $420,000 and Warrants to purchase an aggregate of 25,457 shares of Common Stock. The Company may conduct any number of additional closings for a period of sixty (60) days following the Initial Closing.

The OID Notes mature six (6) months following the issuance date of each Note and may be prepaid by the Company at any time prior to the maturity date without penalty or premium. Each Investor has the right at its option to exchange (the “Voluntary Exchange”) the OID Principal Amount of the Note into such number of securities to be issued in a Qualified Offering. “Qualified Offering” shall mean one or a series of offerings of equity or equity-linked securities following the issuance date of the Note, resulting in aggregate gross proceeds of at least $2,000,000 to the Company. Upon effectuating such Voluntary Exchange, the Investor shall be deemed to be a purchaser in the Qualified Offering.

The OID Notes contain the following event of default provisions (each, an “Event of Default”):

•	the Company shall fail to make the payment of any principal amount outstanding on the date such payment shall become due and payable hereunder; or

•
any material breach by the Company of any representations or warranties made by the Company in the Purchase Agreement, failure to make any required filings with the United States Securities and Exchange Commission;

•
the holder of any indebtedness of the Company shall accelerate any payment of any amount on any such indebtedness, the aggregate principal amount of which indebtedness is in excess of $500,000, and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) business days of such acceleration;

•
a judgment for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate for all such judgments that shall remain unpaid for a period of sixty (60) consecutive days;

•
the Company files any petition or action for relief under any bankruptcy or makes any assignment for the benefit of creditors or an involuntary petition is filed against the Company under any bankruptcy statute now or hereafter in effect, and such petition is not dismissed or discharged within 45 days; or

•
a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) its liquidation, dissolution or winding up, (ii) the appointment of a trustee or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days.

Each of the Events of Default shall be subject to a cure period of ten (10) business days following the date of such Event of Default.

The Warrants issued pursuant to the Purchase Agreement expire five (5) years following each issuance date and have an initial exercise price per share of $8.25. The exercise price of the Warrants are subject to customary adjustments for issuances of shares of Common Stock as a dividend or distribution on shares of Common Stock, or mergers or reorganizations, as well as “full-ratchet” anti-dilution price protection adjustments for future issuances of other Company equity or equity-linked securities (subject to certain standard carve-outs), whereby the price protection adjustment shall be equal to 100% of the consideration price per share of the issued equity or equity-linked securities. The holders of the Warrants shall have piggyback registration rights with respect to the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Warrants may be exercised on a cashless basis commencing six (6) months from the issuance date if the Warrant Shares are not subject to an effective registration statement.

Additionally, effective February 12, 2016, the Company and Dolphin entered into an amendment (the “Amendment”) to the existing promissory note issued to Dolphin dated July 31, 2015 in the aggregate principal amount of $1,200,000 (the “Existing Note”).  Pursuant to the Amendment, the Company and Dolphin agreed to extend the maturity date of the Existing Note from July 31, 2016 to December 31, 2016 and increase the interest rate commencing August 1, 2016 to 12% per annum. The Company obtained Dolphin’s consent to the consummation of the Private Placement as required under the Existing Note. The OID Notes rank pari passu with the Existing Note.

Dolphin has also agreed to effect a voluntary exchange of $600,000 principal amount (“Initial Exchange Principal Amount”) of the Existing Note plus the Initial Conversion Interest Amount into a Qualified Offering or Public Offering (as defined below). “Initial Conversion Interest Amount” shall mean interest payable in an amount equal to all accrued but unpaid interest assuming the Initial Exchange Principal Amount has been held from the issuance date to the original maturity date of July 31, 2016 (for the avoidance of doubt, such amount that is calculated using the following formula: (a) 8% multiplied by the Initial Exchange Principal Amount ($600,000), multiplied by (b) the actual number of days elapsed in a year of three hundred and sixty-five (365) days, which amount shall equal $48,000 in the aggregate). “Public Offering” shall mean a registered offering of equity or equity-linked securities following the issuance date of the Existing Note, resulting in gross proceeds of at least $5,000,000 to the Company.

Further, Dolphin shall have the right to effect a voluntary exchange with respect to the remaining $600,000 principal amount (the “Remaining Principal Amount”) plus the Remaining Conversion Interest Amount into a Qualified Offering or Public Offering. “Remaining Conversion Interest Amount” shall mean interest payable in an amount equal to the sum of (A) all accrued but unpaid interest on such portion of the Remaining Principal Amount subject to such Voluntary Exchange assuming such portion of the Remaining Principal Amount had been held from the original maturity date of July 31, 2016 to the amended maturity date of December 31, 2016 (for the avoidance of doubt, such amount that is calculated using the following formula: (a) 12% multiplied by such portion of the Remaining Principal Amount subject to such Voluntary Exchange, multiplied by (b) the actual number of days elapsed in a year of three hundred and sixty-five (365) days, which amount shall equal $30,000 in the aggregate assuming the aggregate Remaining Principal Amount of $600,000 is used in such calculation), plus (B) all accrued but unpaid interest assuming such portion of the Remaining Principal Amount had been held from the issuance date to the original maturity date of July 31, 2016 (for the avoidance of doubt, such amount that is calculated using the following formula: (a) 8% multiplied by such portion of the Remaining Principal Amount, multiplied by (b) the actual number of days elapsed in a year of three hundred and sixty-five (365) days, which amount shall equal $48,000 in the aggregate assuming the aggregate Remaining Principal Amount of $600,000 is used in such calculation).

In consideration for entering into the Amendment, the Company issued to Dolphin a warrant to purchase 43,636 shares of Common Stock (the “Amendment Warrant”) in substantially the same form as the Warrants issued in the Private Placement, provided, however, that with respect to the “full-ratchet” anti-dilution price protection adjustments for future issuances of other Company equity or equity-linked securities (subject to certain standard carve-outs), such price protection adjustment shall be equal to 110% of the consideration price per share of the issued equity or equity-linked securities.

The foregoing descriptions of the Private Placement and Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the (i) form of Purchase Agreement filed as Exhibit 10.1 hereto; (ii) form of OID Note issued in the Private Placement filed as Exhibit 4.1 hereto; (iii) form of Amendment No. 1 to the Existing Note filed as Exhibit 4.2 hereto; and (iv) form of Warrant issued in the Private Placement filed as Exhibit 4.3 hereto.

Item 2.03.                      Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.                      Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the Private Placement and transaction contemplated by the Amendment.  The issuance of securities in the Private Placement and the transaction contemplated by the Amendment were exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Form of OID Note.

4.2	Form of Amendment No. 1 to Existing Note.

4.3	Form of Warrant.

10.1	Form of Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.
By:	/s/ Douglas A. Hamilton Name: Douglas A. Hamilton Title: President and CEO

Dated: February 19, 2016